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                                                                   Exhibit 11.1


                                   NET B@NK, INC.

                  Schedule Regarding Computation of Per Share Loss


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                                    For The Period          For the period
                                   February 20, 1996        February 20, 1996        For the Three
                                (Date of Incorporation)   (Date of Incorporation)    Months Ended
ACTUAL                            To December 31, 1996       to March 31, 1996       March 31, 1997
------                           ----------------------   ----------------------     --------------
Net income (loss)                     $(3,839,182)          $   23,734               $(1,800,025)
                                       ----------           ----------                ----------
                                       ----------           ----------                ----------

Shares issued and outstanding           1,269,218            1,269,218                 1,269,218
Additional shares issued
  April 2, 1997                             9,938                9,938                     9,938
Incremental shares applicable to
  common stock subscriptions            1,272,636            1,272,636                 1,272,636

Incremental shares applicable to
  stock options                           147,539              147,539                   147,539
                                       ----------           ----------                ----------

Weighted average common and
common equivalent shares
outstanding                             2,699,331            2,699,381                 2,699,331
                                       ----------           ----------                ----------
                                       ----------           ----------                ----------

Net income (loss) per common
and common equivalent share                $(1.42)                $.01                     $(.67)
                                       ----------           ----------                ----------
                                       ----------           ----------                ----------

PROFORMA FOR REORGANIZATION
---------------------------

Pro forma net loss                     $3,848,349                                     $1,802,775
                                       ----------                                     ----------
                                       ----------                                     ----------

Shares issued and outstanding-actual    1,269,218                                      1,269,218
Shares issued in the Reorganization     1,366,406                                      1,366,406
                                       ----------                                     ----------

Pro forma shares issued and outstanding 2,635,624                                      2,635,624
Incremental shares applicable to
  common stock subscriptions                9,938                                          9,938
Incremental shares applicable to stock
  options                                 147,538                                        147,538
                                       ----------                                     ----------
Weighted average common and common
  equivalent shares outstanding         2,793,100                                      2,793,100
                                       ----------                                     ----------
                                       ----------                                     ----------

Pro forma net loss per common and
  common equivalent share                   $1.38                                           $.65
                                       ----------                                     ----------
                                       ----------                                     ----------

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